 As filed with the Securities and Exchange Commission on May 6, 1997
                      Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                       ORYX ENERGY COMPANY
     (Exact name of registrant as specified in its charter)

                Delaware                     23-1743284
      (State or other jurisdiction       (I.R.S. Employer
   of incorporation or organization)    Identification No.)

            13155 Noel Road
             Dallas, Texas                   75240-5067
(Address of Principal Executive Offices)     (Zip Code)

        Oryx Energy Company 1997 Long-Term Incentive Plan
                    (Full title of the plan)

         Edward W. Moneypenny                 Copy to:
  Executive Vice President, Finance,      Paul M. Johnston
       Chief Financial Officer,          Thompson & Knight,
             and Director            A Professional Corporation
          Oryx Energy Company     1700 Pacific Avenue, Suite 3300
            13155 Noel Road             Dallas, Texas  75201
       Dallas, Texas  75240-5067           (214) 969-1358
(Name and address of agent for service)

             (972) 715-4000
      (Telephone number, including
    area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
   Title of                        maximum     maximum
  securities           Amount      offering   aggregate   Amount of
    to be              to be      price per    offering  registration
  registered         registered   share (1)   price (1)      fee

  Common Stock,       5,000,000
  $1.00 par value   shares (2)(3)  $19.6875  $98,437,500  $29,829.53
  per share

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 30, 1997, as reported in the May 1, 1997 edition of The Wall Street Journal.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Includes an indeterminate number of share purchase rights issuable pursuant to the Registrant's Preference Share Purchase Rights Plan, which rights will be transferable only with shares of Common Stock registered hereunder and issued pursuant to the Registrant's 1997 Long-Term Incentive Plan.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


1.        Plan Information.*

2.        Registrant   Information  and  Employee   Plan   Annual
          Information.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.             Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, containing the consolidated financial statements of the Registrant and its subsidiaries and certain supplementary data for the fiscal year ended December 31, 1996, together with the report thereon of Coopers & Lybrand L.L.P., independent accountants.

     (2)  All  other reports filed by the Registrant pursuant  to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed on September 20, 1988, including any amendment or report filed for the purpose of updating such description.

     (4) The description of the Registrant's stock purchase rights (which rights are transferable only with related shares of Common Stock) contained in the Registrant's Registration Statement on Form 8-A filed on September 11, 1990, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

4.             Description of Securities.

     Not Applicable.

5.             Interest of Named Experts and Counsel.

     Not Applicable.

6.             Indemnification of Directors and Officers.

      The Registrant is a Delaware corporation.  Under Section
145 of the Delaware General Corporation Law, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

      Reference is made to Article VII of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

      Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

      The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

      The  foregoing summaries are necessarily subject to  the
complete   text   of  the  statute,  bylaws,  certificate   of
incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

7.             Exemption from Registration Claimed.

     Not Applicable.

8.             Exhibits.

      The following documents are filed as exhibits to this Registration Statement:

                     4.1   Oryx Energy Company  1997
               Long-Term Incentive Plan, as  amended
               and restated effective May 1, 1997.

                      5.1   Opinion  of  Thompson  &
               Knight,   P.C.,  regarding  5,000,000
               shares of Common Stock.

                      23.1  Consent  of  independent
               accountants to  incorporation
               of report by reference.

                       23.2   Consent   of   counsel
               (included in the opinion of  Thompson
               &  Knight,  P.C., filed  herewith  as
               Exhibit 5.1).

                    24.1 Power of Attorney.

9.             Undertakings.

     (a)  The Registrant hereby undertakes:

          (1)  To  file, during any period in which offers  or
               sales   are   being   made,  a   post-effective
               amendment to this Registration Statement:

               (i)  To  include  any  prospectus  required  by
                    Section 10(a)(3) of the Securities Act  of
                    1933;

               (ii) To  reflect in the prospectus any facts or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

               (iii)      To  include any material information
                    with  respect  to the plan of distribution
                    not    previously   disclosed   in    this
                    Registration  Statement  or  any  material
                    change   to  such  information   in   this
                    Registration Statement;

          provided,  however,  that paragraphs  (a)(1)(i)  and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-
               effective amendment any of the securities being
               registered   which   remain   unsold   at   the
               termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 2, 1997.

                              ORYX ENERGY COMPANY

                              By:  /s/ EDWARD W. MONEYPENNY
                                   ------------------------
                                   Edward W. Moneypenny,
                                   Executive Vice President,
                                   Finance, Chief Executive
                                   Officer, and Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

        Signature                Title               Date


    ROBERT L. KEISER*     Chairman of the Board,
    Robert L. Keiser      President, and  Chief
                          Executive Officer
                          (principal executive
                          officer)                  May 2, 1997

/s/ EDWARD W. MONEYPENNY  Executive Vice
  Edward W. Moneypenny    President, Finance,
                          Chief Financial Officer
                          and Director (principal
                          financial officer),
                          and Director            May 2, 1997

   ROBERT L. THOMPSON*    Comptroller and
   Robert L. Thompson     Corporate Planning
                          Director (principal
                          accounting officer)     May 2, 1997

     JERRY W. BOX*        Executive Vice
     Jerry W. Box         President, Chief
                          Operating Officer
                          and Director            May 2, 1997

   WILLIAM E. BRADFORD*   Director                May 2, 1997
   William E. Bradford

    SYLVIA A. EARLE*      Director                May 2, 1997
    Sylvia A. Earle

        Signature                 Title               Date


DAVID  C. GENEVER-WATLING*       Director             May 2, 1997
David C. Genever-Watling

                                 Director             May 2, 1997
    Robert B. Gill

   DAVID S. HOLLINGSWORTH*       Director             May 2, 1997
   David S. Hollingsworth

                                 Director             May 2, 1997
 Charles H. Pistor, Jr.

    PAUL R. SEEGERS*             Director             May 2, 1997
    Paul R. Seegers

   IAN L. WHITE-THOMSON*         Director             May 2, 1997
   Ian L. White-Thomson

*By: /s/ EDWARD W. MONEYPENNY
     -------------------------
      Edward W. Moneypenny
        Attorney-in-Fact





















________________________
* A Power of Attorney authorizing Robert L. Keiser and Edward W. Moneypenny, and each of them, to sign this Form S-8 Registration Statement on behalf of the directors, constituting a majority of the Board of Directors, and certain officers of Oryx Energy Company, is being filed with the Securities and Exchange Commission.